Exhibit 21

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

Name of Company	Registrant ownership %	Jurisdiction
Hess Asia Holdings Inc.	100%	Cayman Islands
Hess Bakken Investments II, LLC	100%	Delaware
Hess Bakken Investments III, LLC	100%	Delaware
Hess Bakken Investments IV, LLC	100%	Delaware
Hess Bakken Processing LLC	47%	Delaware
Hess Baldpate-Penn State LLC	100%	Delaware
Hess Canada (Aspy) Exploration Limited	100%	Cayman Islands
Hess Canada Exploration Limited	100%	Cayman Islands
Hess Canada Oil and Gas ULC	100%	Nova Scotia, Canada
Hess Capital Limited	100%	Cayman Islands
Hess Capital Services Holdings, LLC	100%	Delaware
Hess Capital Services LLC	100%	Delaware
Hess Conger LLC	100%	Delaware
Hess Denmark ApS	100%	Denmark
Hess Energy Exploration LLC	100%	Delaware
Hess Equatorial Guinea Investments Limited	100%	Cayman Islands
Hess Exploration & Production Holdings Limited	100%	Delaware
Hess Exploration and Production Malaysia B.V.	100%	The Netherlands
Hess Exploration Services, Inc.	100%	Delaware
Hess Finance	100%	England & Wales
Hess GOM Deepwater LLC	100%	Delaware
Hess GOM Deepwater Sub-Holdings LLC	100%	Delaware
Hess GOM Exploration LLC	100%	Delaware
Hess Guyana (Block B) Exploration Limited	100%	Cayman Islands
Hess Guyana (Liza) Exploration Limited	100%	Cayman Islands
Hess Guyana Exploration Limited	100%	Cayman Islands
Hess Holdings EG Limited	100%	Cayman Islands
Hess Holdings GOM Ventures LLC	100%	Delaware
Hess Holdings West Africa Limited	100%	Cayman Islands
Hess (Indonesia-VIII) Holdings Limited	100%	Cayman Islands
Hess Infrastructure Partners LP	47%	Delaware
Hess International Holdings Corporation	100%	Delaware
Hess International Holdings Limited	100%	Cayman Islands
Hess International Receivables Limited	100%	Cayman Islands
Hess International Sales LLC	100%	Delaware
Hess Libya (Waha) Limited	100%	Cayman Islands
Hess Libya Exploration Limited	100%	Cayman Islands
Hess Limited	100%	England & Wales
Hess Llano LLC	100%	Delaware
Hess Middle East New Ventures Limited	100%	Cayman Islands

Name of Company	Registrant ownership %	Jurisdiction
Hess Midstream Operations LP	47%	Delaware
Hess Midstream Partners GP LP	47%	Delaware
Hess (Netherlands) Oil and Gas Holdings C.V.	100%	The Netherlands
Hess New Ventures Exploration Limited	100%	Cayman Islands
Hess North Dakota Export Logistics Holdings LLC	47%	Delaware
Hess North Dakota Export Logistics LLC	47%	Delaware
Hess North Dakota Export Logistics Operations LP	47%	Delaware
Hess North Dakota Pipelines Holdings LLC	47%	Delaware
Hess North Dakota Pipelines LLC	47%	Delaware
Hess NWE Holdings	100%	England & Wales
Hess Offshore Response Company, LLC	100%	Delaware
Hess Ohio Developments, LLC	100%	Delaware
Hess Ohio Holdings, LLC	100%	Delaware
Hess Ohio Sub-Holdings LLC	100%	Delaware
Hess Oil & Gas Sdn. Bhd.	100%	Malaysia
Hess Oil and Gas Holdings Inc.	100%	Cayman Islands
Hess Oil Company of Thailand (JDA) Limited	100%	Cayman Islands
Hess Oil Company of Thailand Ltd. Co.	100%	Texas
Hess Services UK Limited	100%	England & Wales
Hess Stampede LLC	100%	Delaware
Hess Suriname Exploration Limited	100%	Cayman Islands
Hess Tank Cars Holdings II LLC	47%	Delaware
Hess Tank Cars II LLC	47%	Delaware
Hess Tank Cars LLC	47%	Delaware
Hess TGP Finance Company LLC	100%	Delaware
Hess TGP Holdings LLC	47%	Delaware
Hess TGP Operations LP	47%	Delaware
Hess Tioga Gas Plant LLC	47%	Delaware
Hess Trading Corporation	100%	Delaware
Hess Tubular Bells LLC	100%	Delaware
Hess Water Services LLC	47%	Delaware
Hess West Africa Holdings Limited	100%	Cayman Islands